Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2

AMENDMENT NO. 2 (this “Amendment”) dated as of June 26, 2015 among NEW MOUNTAIN FINANCE CORPORATION (the “Borrower”), the Lenders party hereto (including the Assuming Lender) and GOLDMAN SACHS BANK USA, in its capacity as Administrative Agent (the “Agent”) and Issuing Bank (the “Issuing Bank”) under the Credit Agreement referred to below.

The Borrower is party to the Senior Secured Revolving Credit Agreement, dated as of June 4, 2014, among the Borrower, the Lenders party thereto, the Agent, and Goldman Sachs Bank USA, as Syndication Agent (as amended, amended and restated, modified or otherwise supplemented prior to the date hereof, the “Credit Agreement”).

The Borrower and the Lenders wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions.  Except as otherwise defined in this Amendment, terms defined in the Credit Agreement as amended hereby and together with all amended exhibits and updated schedules and appendices thereto are used herein as defined therein.

Section 2.  Amendments.  Subject to the satisfaction of the conditions precedent specified in Section 5 below, and effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                 Section 2.05(c) is amended and restated as follows:

A Letter of Credit shall be issued or amended only if (and upon issuance or amendment of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance or amendment (i) the aggregate LC Exposure of the Issuing Bank (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $40,000,000, (ii) the total Revolving Dollar Credit Exposures of Dollar Lenders with Dollar Commitments then in effect shall not exceed the aggregate Dollar Commitments at such time, (iii) the total Revolving Multicurrency Credit Exposures of Multicurrency Lenders with Multicurrency Commitments then in effect shall not exceed the aggregate Multicurrency Commitments at such time and (iv) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.  The minimum initial amount of each Letter of Credit shall be $250,000 and no more than ten (10) Letters of Credit may be outstanding at any one time.

(b)                                 Section 2.08(e)(i)(B) is amended by replacing “$100,000,000” with “$150,000,000”;

(c)                                  Schedule 1.01(b) to the Credit Agreement is amended and restated in the form of Annex I attached hereto; and

(d)                                 Exhibit A to the Credit Agreement is amended by replacing “$80,000,000” with “$95,000,000”.

Section 3.  Commitment Increase.  Subject to the satisfaction of the conditions precedent specified in Section 5 below, and pursuant to Section 2.08(e) of the Credit Agreement, the Assuming Lender set forth on Annex II hereto under the heading “Assuming Lender” hereby agrees to make a Dollar Commitment in the amount set forth opposite the name of the Assuming Lender in Annex II hereto, such Dollar Commitment to be effective on the Amendment Effective Date.

Section 4.  Representations and Warranties.  The Borrower represents and warrants to each Lender (including the Assuming Lender), the Agent and the Issuing Bank that on the Amendment Effective Date (a) the representations and warranties of the Borrower set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Amendment Effective Date, or as to any such representation or warranty that refers to a specific date, as of such specific date and (ii) no Default or Event of Default has occurred and is continuing on the Amendment Effective Date.

Section 5.  Conditions Precedent.  The amendments to the Credit Agreement set forth in Section 2 of this Amendment and the Commitment Increase set forth in Section 3 of this Amendment shall not become effective until the date (the “Amendment Effective Date”) on which the conditions below are satisfied, each of which shall be reasonably satisfactory to the Agent:

(a)                                 Execution.  The receipt by the Agent of counterparts of this Amendment executed by the Borrower, the Agent (in its capacity as Administrative Agent), the Issuing Bank, the Required Lenders and the Assuming Lender.

(b)                                 Commitment Increase Request.  The receipt by the Agent of a written request of the Borrower that the Commitments under the Credit Agreement be increased, which notice shall specify each additional Lender that shall have agreed to an additional Commitment and the date on which such increase is to be effective.

(c)                                  Officer’s Certificate.  The receipt by the Agent of a certificate, dated the Amendment Effective Date and signed by a Financial Officer of the Borrower, confirming that (i) the representations and warranties of the Borrower set forth in Article III of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Amendment Effective Date, or as to any such representation or warranty that refers to a specific date, as of such specific date, and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or shall result from the transactions contemplated by this Amendment.

The effectiveness of this Amendment is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to the Assuming Lender or the Agent in connection herewith and, to the extent invoiced at least two Business Days prior to the required payment date, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Agent, in connection with the negotiation, preparation, execution and delivery of this Amendment.

The Agent shall notify the Borrower and the Lenders of the Amendment Effective Date promptly upon its occurrence, and such notice shall be conclusive and binding.

Section 6.  Confirmation of Assuming Lender.  The Assuming Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (iii) acknowledges and agrees that, from and after the Amendment Effective Date, it shall have a Commitment equal to the Commitment amount set forth opposite the name of the Assuming Lender in Annex I hereto and such Commitment shall be governed for all purposes by the Credit Agreement and the other Loan Documents.

Section 7.  Miscellaneous.  Except as specifically herein provided, the Credit Agreement and the other Loan Documents are in full force and effect and are hereby in all respects ratified and confirmed.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart to this Amendment.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Credit Agreement to be duly executed and delivered as of the day and year first above written.

NEW MOUNTAIN FINANCE CORPORATION

By:	/s/ David Cordova
Name: David Cordova
Title: Chief Financial Officer

GOLDMAN SACHS BANK USA,
as Agent and a Lender

By:	/s/ Douglas Tansey
Name: Douglas Tansey
Title: Authorized Signatory

GOLDMAN SACHS BANK USA,
as Issuing Bank

By:	/s/ Anna Ashurov
Name: Anna Ashurov
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By:
Name: Michael King
Title: Authorized Signatory

STIFEL BANK & TRUST, as Assuming Lender

By:	/s/ Joseph L. Sooter, Jr.
Name: Joseph L. Sooter, Jr.
Title: Senior Vice President

Annex I

SCHEDULE 1.01(b)

Commitments

Lender	Multicurrency Commitment
Goldman Sachs Bank USA	$48,000,000
Morgan Stanley Bank, N.A.	$32,000,000

Lender	Dollar Commitment
Stifel Bank & Trust	$15,000,000

Annex II

Assuming Lender	Commitment
Stifel Bank & Trust	$15,000,000 (Dollar)